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                                                                   EXHIBIT 10.34

                              SETTLEMENT AGREEMENT

      This Settlement Agreement (this "Agreement") is made and entered into as of May 16, 2003, by and between Wallace D. Ruiz ("Ruiz"), Novadigm, Inc., a Delaware corporation ("Novadigm"), and Albion Fitzgerald, Deborah Doyle McWhinney, Robert B. Anderson and H. Kent Petzold (collectively, the "Named Directors").

                                    RECITALS

      A. Ruiz has asserted certain claims against Novadigm and the Named Directors as set forth in the draft Statement of Claim annexed hereto as Exhibit A (the "Claims").

      B. Without admitting the validity of any of the claims and defenses that have been or could be asserted between them arising out of or relating to the Claims, Ruiz, Novadigm and the Named Directors have determined that it is in their respective best interests to avoid arbitration and litigation, and therefore have arrived at a mutually satisfactory settlement of their claims and all other disputes existing between them arising out of or relating to the Claims on the terms and conditions herein set forth.

      In consideration of the mutual promises, agreements, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

      1. Settlement Payment. Immediately following the expiration of the Revocation Period (as defined in Section 16 of this Agreement), Novadigm shall pay to Ruiz the amount of $1,079,702 (the "Settlement Payment"), less the amount of applicable withholding taxes. Such payment will be in the form of one or more Novadigm checks payable to the order of Ruiz (the "Novadigm Checks"). The parties acknowledge that the Settlement Payment will be reportable to the Internal Revenue Service by Novadigm on Form W-2 as compensation to Ruiz and the parties agree not to take any inconsistent position in connection with any applicable local, state or federal tax returns.

      2. Repayment of Borrowings. Immediately following the payment of the Settlement Payment to Ruiz pursuant to Section 1 of this Agreement, Ruiz shall
(a) pay to Novadigm the amount of $542,369 (the "Cash Repayment") as partial repayment of the amounts due under Ruiz's promissory note dated October 1, 2001 payable to the order of Novadigm (the "2001 Note") and Ruiz's promissory note dated April 17, 2002 payable to the order of Novadigm (the "2002 Note" and together with the 2001 Note, the "Notes") and (b) surrender, relinquish, convey, transfer and assign all of Ruiz's right, title and interest in the 126,000 shares (the "Pledged Shares") of common stock, par value $0.001 per share, of Novadigm ("Common Stock") represented by certificate numbers C0548 (85,000 shares), C0611 (35,000 shares), and C0574 (6,000 shares), beneficially owned by Ruiz and pledged as collateral against repayment of the Notes, in complete satisfaction of the outstanding amounts payable to Novadigm pursuant to


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the Notes. The parties agree that if Novadigm so requests, the Cash Repayment will be made via indorsement to the order of the Company and redelivery to the Company by Ruiz of one or more of the Novadigm Checks payable in an amount equal to the Cash Repayment. Upon payment in full pursuant to this Section 2, the Notes shall be deemed paid and discharged in full and shall be marked "PAID AND CANCELLED."

      3. Release by Ruiz. Except for a claim based upon a breach of this Agreement, Ruiz, for and on behalf of himself and his family, heirs, executors, representatives, agents, insurers, administrators, successors, and assigns, releases and forever discharges the Novadigm Releasees (as defined below), from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, whether known or unknown, arising out of or relating to the Claims. The term "Novadigm Releasees" means Novadigm, each Affiliate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Novadigm, each director (including, without limitation, each Named Director), officer, trustee, member, representative, agent, employee, shareholder, partner, attorney, assign and insurer of Novadigm or any of its Affiliates, and the predecessors, heirs, assigns, personal representatives and successors of any of the foregoing.

      4. Release by Novadigm. Except for a claim based upon a breach of this Agreement, Novadigm, for and on behalf of itself and each Affiliate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Novadigm, each director (including, without limitation, each Named Director), officer, trustee, member, representative, agent, employee, shareholder, partner, attorney, assign and insurer of Novadigm or any of its Affiliates, and the predecessors, heirs, assigns, personal representatives and successors of any of the foregoing, releases and forever discharges Ruiz, his family, heirs, executors, representatives, agents, insurers, administrators, successors, and assigns, from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, whether known or unknown, arising out of or relating to the Claims.

      5. Release by the Named Directors. Except for a claim based upon a breach of this Agreement, each of the Named Directors, for and on behalf of himself or herself, and his or her family, heirs, executors, representatives, agents, insurers, administrators, successors, and assigns, releases and forever discharges Ruiz, his family, heirs, executors, representatives, agents, insurers, administrators, successors, and assigns, from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, whether known or unknown, arising out of or relating to the Claims.

      6. Separate Consideration. Ruiz hereby acknowledges that in exchange for the Release he has received separate consideration beyond that to which he is otherwise entitled under Novadigm's policy or applicable law.


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      7. Settlement Purposes Only. This Agreement and each of the undertakings, agreements, promises and representations contained herein are made for the purpose of settlement only. The parties agree and intend that neither this Agreement nor any term, provision, promise, representation, undertaking or agreement contained herein shall be used, or shall be usable, in any proceedings, whether civil, administrative, or of any other nature or kind, except in a proceeding involving the enforcement of this Agreement.

      8. Cooperation. The parties agree to cooperate with each other to implement the terms of this Agreement, including without limitation, executing such documents and instruments as either party may require with respect to the agreements contained and referred to herein.

      9. Entire Agreement. This Agreement comprises the entire settlement agreement between the parties and replaces and supersedes any and all prior or contemporaneous settlement negotiations and agreements relating to the subject matter hereof.

      10. Amendment. This Agreement may not be amended or modified and no right hereunder may be waived except by written instrument duly executed by each of the parties hereto.

      11. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.

      12. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, assigns, personal representatives or successors in interest.

      13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile signatures are sufficient for purposes of consummating and completing this Agreement.

      14. Attorney's Fees Recoverable in Event of Breach. Each party agrees that if either party violates any provision of this Agreement the non-violating party shall be entitled to recover all its attorneys' fees and costs incurred in any suit to enforce the terms of, or avail itself of rights under, this Agreement.

      15. Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Ruiz, mailed notices shall be addressed to him at the home address which he most recently communicated to Novadigm in writing, with a copy by first class mail and facsimile to Lawrence
M. Rolnick, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, facsimile: 973.597.2400. In the case of Novadigm and the Named Directors, mailed notices shall be addressed to Novadigm (or in care of Novadigm, in the case of the Named Directors) at its corporate headquarters, and all notices shall be directed to the attention of its Secretary.


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      16. Right to Revoke. Ruiz has up to twenty-one (21) days from the date of presentment to consider whether or not to execute this Agreement. In the event of such execution, Ruiz has a further period of seven (7) days from the date of execution of this Agreement (the "Revocation Period") in which to revoke the execution of this Agreement by notifying Novadigm thereof in writing. This Agreement will not be effective prior to expiration of the Revocation Period, and this Agreement and the rights, duties and obligations of the parties hereto shall become final and binding immediately following the expiration of the Revocation Period if Ruiz has not properly exercised such right of revocation prior to the expiration of the Revocation Period. If Ruiz revokes the execution of this Agreement within the Revocation Period then this Agreement shall be immediately terminated and of no further force or effect, and the parties shall be returned to their original positions as if this Agreement had not been entered into.

      17. Attorney Consultation. Each of the parties hereto hereby acknowledges that he, she or it has been represented by counsel during the period of the preparation, negotiation and execution of this Agreement, and that he, she or it has executed this Agreement having had the opportunity to review with and seek the advice of such legal counsel.

      18. Understanding of the Agreement. Each of the parties hereto has read this Agreement carefully and knows and understands the contents thereof. Each of the parties is fully aware of the legal and binding effect of this Agreement. Each of the parties has made such an investigation of the facts pertinent to this Agreement and of all the matters pertaining thereto as he, she or it deemed necessary.

      19. Authorizations. The parties hereto each have the authority to enter into this Agreement on behalf of themselves and any other party or parties on whose behalf the party hereto has executed this Agreement.


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      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of Novadigm by its duly authorized officer, as of the day and year first above written.

NOVADIGM:                                       NOVADIGM, INC.

                                                By:  /s/ Albion J. Fitzgerald
                                                     ---------------------------
                                                     Albion J. Fitzgerald
                                                     Chief Executive Officer


RUIZ:                                                /s/ Wallace D. Ruiz
                                                     ---------------------------
                                                     Wallace D. Ruiz

NAMED DIRECTORS:                                     /s/ Albion J. Fitzgerald
                                                     ---------------------------
                                                     Albion Fitzgerald

                                                     /s/ Deborah D. McWhinney
                                                     ---------------------------
                                                     Deborah Doyle McWhinney

                                                     /s/ Robert Anderson
                                                     ---------------------------
                                                     Robert B. Anderson

                                                     /s/ Kent Petzold
                                                     ---------------------------
                                                     H. Kent Petzold


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